Exhibit 99.1

FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Travis Wachter	John Chang
+ 1 (202) 295-4217	+ 1 (202) 295-4212
twachter@cogentco.com	investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS FOURTH QUARTER 2008 AND FISCAL 2008 RESULTS AND REAFFIRMS 2009 GUIDANCE

Financial and Business Highlights

•                  Net service revenue of $215.5 million for 2008 — an increase of 16.1% from $185.7 million for 2007

•                  Net service revenue for Q4 2008 of $54.9 million — an increase of 0.6% from $54.6 million for Q3 2008

•                  Foreign exchange negatively impacts revenue growth from Q3 2008 to Q4 2008 by over $2.2 million

•                  On-net revenue of $176.0 million for 2008 - an increase of 20.1% from $146.6 million for 2007

•                  Traffic growth of 24.9% from Q3 2008 to Q4 2008

•                  EBITDA, as adjusted of $14.7 million for Q4 2008 and $60.0 million for 2008

•                  Purchased 4.4 million shares of common stock in 2008 for $59.3 million - $30.8 million remaining in authorized common stock buyback program

•                  Purchased $108.0 million of face value of 1% senior convertible notes for $48.6 million in cash — resulting in a gain for 2008 of $57.6 million

•                  Earnings per share (basic) of $0.93 for Q4 2008 and $0.60 for 2008

•                  Earnings per share (diluted) of $0.88 for Q4 2008 and $0.59 for 2008

[WASHINGTON, D.C. February 26, 2009] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $54.9 million for the three months ended December 31, 2008, an increase of 9.9% over $50.0 million for the three months ended December 31, 2007.   On-net revenue was $44.8 million for the three months ended December 31, 2008, an increase of 10.5% over $40.5 million for the three months ended December 31, 2007.  On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $9.2 million for the three months ended December 31, 2008, an increase of 14.9% over $8.0 million for the three months ended December 31, 2007.  Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.0 million for the three months ended December 31, 2008, a decrease of 32.5% from $1.5 million for the three months ended December 31, 2007.  Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Net service revenue was $215.5 million for the year ended December 31, 2008 an increase of 16.1% over $185.7 million for the year ended December 31, 2007.  On-net revenue was $176.0 million for the year ended December 31, 2008, an increase of 20.1% over $146.6 million for the year ended December 31, 2007.  Off-net revenue was $34.6 million for the year ended December 31, 2008, an increase of 7.7% over $32.1 million for the year ended December 31, 2007.  Non-core revenue was $4.9 million for the year ended December 31, 2008, a decrease of 30.1% from $6.9 million for the year ended December 31, 2007.

Gross profit, excluding equity-based compensation expense, increased 13.1% from $27.6 million for the three months ended December 31, 2007 to $31.2 million for the three months ended December 31, 2008. Gross profit margin, excluding equity-based compensation expense, increased from 55.2% for the three months ended December 31, 2007 to 56.7% for the three months ended December 31, 2008. Gross profit, excluding equity-based compensation expense, increased 25.1% from $98.1 million for the year ended December 31, 2007 to $122.8 million for the year ended December 31, 2008.  Gross profit margin, excluding equity-based compensation expense, increased from 52.8% for the year ended December 31, 2007 to 57.0% for the year ended December 31, 2008.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $14.7 million for the three months ended December 31, 2008, an increase of 9.8%, over $13.3 million for the three months ended December 31, 2007.  EBITDA, as adjusted, margin was 26.7% for the three months ended December 31, 2007 and 26.7% for the three months ended December 31, 2008. EBITDA, as adjusted, was $60.0 million for the year ended December 31, 2008, an increase of 29.9%, over $46.2 million for the year ended December 31, 2007. EBITDA, as adjusted, margin increased from 24.9% for the year ended December 31, 2007 to 27.9% for the year ended December 31, 2008.

Basic and diluted net income applicable to common stock was $0.93 and $0.88 per share, respectively, for the three months ended December 31, 2008 compared to basic and diluted net (loss) applicable to common stock of $(0.15) per share for the three months ended December 31, 2007.  Included in net income of $39.8 million for the three months ended December 31, 2008 was a gain of $47.8 million on the repurchases of $88.0 million of face value of convertible notes.  Weighted average common shares outstanding — basic and diluted - were 42.8 million and 45.8 million, respectively, for the three months ended December 31, 2008 compared to weighted average common shares outstanding — basic and diluted of 46.9 million for the three months ended December 31, 2007.  Basic and diluted net income applicable to common stock was $0.60 and $0.59 per share, respectively, for the year ended December 31, 2008 compared to basic and diluted net (loss) applicable to common stock of $(0.65) per share for the year ended December 31, 2007.  Included in net income of $26.8 million for the year ended December 31, 2008 was a gain of $57.6 million on the repurchases of $108.0 million of face value of convertible notes.  Weighted average common shares outstanding — basic and diluted - were 44.6 million and 45.6 million, respectively, for the year ended December 31, 2008 compared to weighted average common shares outstanding — basic and diluted - of 47.8 million for the year ended December 31, 2007.

Total customer connections were 17,800 as of December 31, 2008 compared to 14,982 as of December 31, 2007, an increase of 18.8%.  On-net customer connections were 14,148 as of December 31, 2008 compared to 11,192 as of December 31, 2007, an increase of 26.4%. Off-net customer connections were 3,040 as of December 31, 2008 compared to 2,986 as of December 31, 2007, an increase of 1.8%.  Non-core customer connections were 612 as of December 31, 2008 compared to 804 as of December 31, 2007, a decrease of 23.9%.

The number of on-net buildings increased by 109 from 1,217 as of December 31, 2007 to 1,326 as of December 31, 2008.

Outlook - Full Year 2009 Estimates

Cogent is reaffirming the following previously released fiscal year 2009 estimates.

•                  Cogent estimates net service revenue for fiscal 2009 to be more than $250.0 million.

•                  Cogent estimates EBITDA, as adjusted, for fiscal 2009 to be between $75.0 and $80.0 million.

•                  Cogent estimates its net (loss) per basic and diluted common share for fiscal 2009 to be between $(0.15) and $(0.20). Cogent’s 2009 net (loss) per basic and diluted common share guidance assumes approximately 43.0 million weighted average common shares outstanding.  Cogent’s net (loss) per basic and diluted common share also assumes the estimated impact of the adoption of FASB Staff Position APB 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”.   The adoption of FASB Staff Position APB 14-1 will result in an increase to the discount on Cogent’s convertible notes and a corresponding increase to additional paid-in capital. This required accounting change will result in additional non-cash interest expense for fiscal 2009. The adoption date of FASB Staff Position APB 14-1 is January 1, 2009.  The adoption of FASB Staff Position APB 14-1 will also require a retroactive restatement of Cogent’s 2007 and 2008 operating results and a material increase to non-cash interest expense for each period.

Conference Call and Web site Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 26, 2009 to discuss Cogent’s operating results for the fourth quarter of 2008 and fiscal year 2008 and Cogent’s expectations for fiscal year 2009.  Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/us/ir_events.php.   A replay of the web cast, together with the press release, will be available on the website following the earnings call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP.  Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services.  Cogent’s facilities-based, all-optical IP network backbone provides IP services in over 130 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$33,153	$35,295	$37,646	$40,511	$42,811	$44,215	$44,243	$44,764
% Change from previous Qtr.	10.6%	6.5%	6.7%	7.6%	5.7%	3.3%	0.1%	1.2%
Off-Net revenue	$8,460	$7,938	$7,757	$7,968	$7,994	$8,459	$8,995	$9,159
% Change from previous Qtr.	0.5%	-6.2%	-2.3%	2.7%	0.3%	5.8%	6.3%	1.8%
Non-Core revenue (1)	$2,008	$1,875	$1,566	$1,486	$1,305	$1,185	$1,356	$1,003
% Change from previous Qtr.	-5.1%	-6.6%	-16.5%	-5.1%	-12.2%	-9.2%	14.4%	-26.0%
Net service revenue – total	$43,621	$45,108	$46,969	$49,965	$52,110	$53,859	$54,594	$54,926
% Change from previous Qtr.	7.7%	3.4%	4.1%	6.4%	4.3%	3.4%	1.4%	0.6%
Network operations expenses (2)	$21,015	$21,428	$22,710	$22,395	$21,958	$22,952	$24,059	$23,758
% Change from previous Qtr.	3.3%	2.0%	6.0%	-1.4%	-2.0%	4.5%	4.8%	-1.3%
Gross profit (2)	$22,606	$23,680	$24,259	$27,570	$30,152	$30,907	$30,535	$31,168
% Change from previous Qtr.	12.0%	4.8%	2.4%	13.6%	9.4%	2.5%	-1.2%	2.1%
Gross profit margin (2)	51.8%	52.5%	51.6%	55.2%	57.9%	57.4%	55.9%	56.7%
Selling, general and administrative expenses (3)	$12,562	$12,625	$12,512	$14,312	$15,550	$14,448	$16,403	$16,517
% Change from previous Qtr.	0.8%	0.5%	- 0.9%	14.4%	8.7%	-7.1%	13.5%	0.7%
Depreciation and amortization expenses	$15,907	$16,332	$16,627	$16,773	$16,296	$15,828	$15,494	$14,970
% Change from previous Qtr.	8.0%	2.7%	1.8%	0.9%	-2.8%	-2.9%	-2.1%	-3.4%

Asset impairment	$—	$—	$—	$—	$1,592	$—	$—	$—
% Change from previous Qtr.	—%	—%	—%	—%	100.0%	-100.0%	—%	—%
Gains on purchases of convertible notes	$—	$—	$—	$—	$—	$—	$9,735	$47,833
% Change from previous Qtr.	—%	—%	—%	—%	—%	—%	100.0%	391.4%
Equity-based compensation expense	$1,619	$2,466	$3,061	$3,238	$5,425	$4,166	$4,023	$4,262
% Change from previous Qtr.	58.9%	52.3%	24.1%	5.8%	67.5%	-23.2%	-3.4%	5.9%
Net (loss) income	$(9,404)	$(9,192)	$(5,423)	$(7,006)	$(9,540)	$(5,553)	$2,073	$39,799
% Change from previous Qtr.	5.7%	2.3%	41.0%	-29.2%	-36.2%	41.8%	137.3%	1,819.9%
Basic net (loss) income per common share	$(0.19)	$(0.19)	$(0.12)	$(0.15)	$(0.21)	$(0.12)	$0.05	$0.93
% Change from previous Qtr.	9.5%	0.0%	36.8%	-25.0%	-40.0%	42.9%	141.7%	1,760.0%
Diluted net (loss) income per common share	$(0.19)	$(0.19)	$(0.12)	$(0.15)	$(0.21)	$(0.12)	$0.05	$0.88
% Change from previous Qtr.	9.5%	0.0%	36.8%	-25.0%	-40.0%	42.9%	141.7%	1,660.0%
Weighted average common shares – basic	48,655,385	48,378,853	47,073,070	46,885,843	46,265,575	45,397,919	43,593,205	42,799,786
% Change from previous Qtr.	0.3%	-0.6%	-2.7%	-0.4%	-1.3%	-1.9%	-4.0%	-1.8%
Weighted average common shares – diluted	48,655,385	48,378,853	47,073,070	46,885,843	46,265,575	45,397,919	44,276,989	45,823,578
% Change from previous Qtr.	0.3%	-0.6%	-2.7%	-0.4%	-1.3%	-1.9%	-2.5%	3.5%
EBITDA, as adjusted (4)	$10,057	$11,055	$11,747	$13,340	$14,618	$16,585	$14,166	$14,653
% Change from previous Qtr.	26.3%	9.9%	6.3%	13.6%	9.6%	13.5%	-14.6%	3.4%
EBITDA, as adjusted margin (4)	23.1%	24.5%	25.0%	26.7%	28.1%	30.8%	25.9%	26.7%
Cash provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492	$14,223	$17,828	$10,793
% Change from previous Qtr.	2,862.4%	-24.5%	9.4%	19.6%	-14.6%	23.8%	25.3%	-39.5%
Capital expenditures	$7,580	$9,548	$8,977	$4,284	$9,778	$9,029	$9,515	$5,188
% Change from previous Qtr.	111.4%	26.0%	-6.0%	-52.3%	128.2%	-7.7%	5.4%	-45.5%
Customer Connections – end of period
On-Net	8,565	9,773	10,501	11,192	11,849	12,502	13,307	14,148
% Change from previous Qtr.	10.1%	14.1%	7.4%	6.6%	5.9%	5.5%	6.4%	6.3%
Off-Net	3,433	3,128	3,021	2,986	3,003	2,994	2,996	3,040

% Change from previous Qtr.	-2.7%	-8.9%	-3.4%	-1.2%	0.6%	-0.3%	0.1%	1.5%
Non Core	941	885	861	804	744	685	651	612
% Change from previous Qtr.	-6.7%	-6.0%	-2.7%	-6.6%	-7.5%	-7.9%	-5.0%	-6.0%
Total	12,939	13,786	14,383	14,982	15,596	16,181	16,954	17,800
% Change from previous Qtr.	5.1%	6.5%	4.3%	4.2%	4.1%	3.8%	4.8%	5.0%
Other – end of period
Buildings On-Net	1,129	1,159	1,189	1,217	1,247	1,274	1,301	1,326
Employees	372	394	421	451	460	483	509	540

(1)

Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.

(2)

Excludes equity-based compensation expense of $49, $74, $61, $65, $85, $83, $80 and $80 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, respectively.

(3)

Excludes equity-based compensation expense of $1,570, $2,392, $3,000, $3,173, $5,340, $4,083, $3,943 and $4,182 in the three months ended March 31, 2007, June 30, 2007, September 30, 2007, December 31, 2007,  March 31, 2008,  June 30, 2008, September 30, 2008 and December 31, 2008, respectively.

(4)

See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $13, $82, $16, $126, $34 and $2 in the three months ended March 31, 2007, December 31, 2007, March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008, respectively. EBITDA, as adjusted, excludes gains on lease restructurings of $154 and $2,110 for the three months ended March 31, 2007 and September 30, 2007, respectively. EBITDA, as adjusted, excludes gains on the purchases of convertible notes of $9,735 and $47,833 for the three months ended September 30, 2008 and December 31, 2008, respectively.

Schedule of Non-GAAP Measures - EBITDA and EBITDA, as adjusted

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on lease restructurings and convertible note purchases. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures and expand its business.  EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows provided by operating activities in the table below.

	Q1 2007	Q2 2007	Q3 2007	Q4 2007	Q1 2008	Q2 2008	Q3 2008	Q4 2008	2009 Estimated Mid point
($ In 000’s) – unaudited
Cash flows provided by operating activities	$13,627	$10,286	$11,256	$13,461	$11,492	$14,223	$17,828	$10,793	$58,500
Changes in operating assets and liabilities	(4,947)	(144)	590	(351)	2,439	250	(5,848)	489	8,000
Cash interest expense (income) and income taxes	1,364	913	(99)	148	671	1,986	2,159	3,369	11,000
Gains on lease restructuring, note purchases and asset sales	167	—	2,110	82	16	126	9,762	47,823	—
EBITDA, including gains	$10,211	$11,055	$13,857	$13,340	$14,618	$16,585	$23,901	$62,474	$77,500
Gains on lease restructurings and note purchases	(154)	—	(2,110)	—	—	—	(9,735)	(47,821)	—
EBITDA, as adjusted	$10,057	$11,055	$11,747	$13,340	$14,618	$16,585	$14,166	$14,653	$77,500

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND 2008

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2007	2008
Assets
Current assets:
Cash and cash equivalents	$177,021	$71,291
Short term investments - restricted	812	62
Accounts receivable, net of allowance for doubtful accounts of $1,159 and $1,914, respectively	21,760	22,174
Prepaid expenses and other current assets	6,636	6,389

Total current assets	206,229	99,916
Property and equipment:
Property and equipment	561,907	618,008
Accumulated depreciation and amortization	(316,487)	(374,069)
Total property and equipment, net	245,420	243,939
Deposits and other assets ($1,048 and $1,091 restricted, respectively)	3,676	3,986

Total assets	$455,325	$347,841

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,868	$12,795
Accrued and other current liabilities	12,891	14,756
Current maturities, capital lease obligations	7,717	5,940

Total current liabilities	33,476	33,491
Capital lease obligations, net of current maturities	84,857	98,253
Convertible senior notes, net of discount of $4,133 and 1,611, respectively	195,867	90,367
Other long term liabilities	2,295	3,374

Total liabilities	316,495	225,485

Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,929,874 and 44,318,949 shares issued and outstanding, respectively	48	44
Additional paid-in capital	430,402	390,181
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	3,600	572
Accumulated deficit	(295,984)	(269,205)

Total stockholders’ equity	138,830	122,356

Total liabilities and stockholders’ equity	$455,325	$347,841

 COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2008

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2007	2008
Service revenue, net	$185,663	$215,489
Operating expenses:
Network operations (including $208 and $328 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	87,756	93,055
Selling, general, and administrative (including $10,176 and $17,548 of equity-based compensation expense, respectively)	62,187	80,465
Asset impairment	—	1,592
Depreciation and amortization	65,638	62,589

Total operating expenses	215,581	237,701

Operating loss	(29,918)	(22,212)
Gains — purchases of convertible notes	—	57,568
Gains—lease obligation restructurings	2,110	—
Gains—disposition of assets	95	178
Interest income and other	6,914	3,847
Interest expense	(10,226)	(11,066)

Net (loss) income before income taxes	(31,025)	28,315
Income tax provision	—	(1,536)
Net (loss) income	$(31,025)	$26,779
Net (loss) income per common share:
Basic net (loss) income per common share	$(0.65)	$0.60
Diluted net (loss) income per common share	$(0.65)	$0.59

Weighted-average common shares—basic	47,800,159	44,563,727
Weighted-average common shares—diluted	47,800,159	45,623,557

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2008
(UNAUDITED AND IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	2007	2008
Service revenue, net	$49,965	$54,926
Operating expenses:
Network operations (including $65 and $80 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	22,460	23,838
Selling, general, and administrative (including $3,173 and $4,182 of equity-based compensation expense, respectively)	17,485	20,699
Depreciation and amortization	16,773	14,970
Total operating expenses	56,718	59,507
Operating loss	(6,753)	(4,581)
Gains — purchases of convertible notes	—	47,833
Gains—disposition of assets	82	2
Interest income and other	2,139	510
Interest expense	(2,474)	(2,816)
Net (loss) income before income taxes	(7,006)	40,948
Income tax provision	—	(1,149)
Net (loss) income	$(7,006)	$39,799
Net (loss) income applicable to common stock for diluted earnings per share	$(7,006)	$40,169
Net (loss) income per common share:
Basic net (loss) income per common share	$(0.15)	$0.93
Diluted net (loss) income per common share	$(0.15)	$0.88
Weighted-average common shares—basic	46,885,843	42,799,786
Weighted-average common shares - diluted	46,885,843	45,823,578

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2008

((UNAUDITED AND IN THOUSANDS)

	2007	2008
Cash flows from operating activities:
Net cash provided by operating activities	$48,630	$54,336

Cash flows from investing activities:
Purchases of property and equipment	(30,389)	(33,510)
(Purchases) maturities of short-term investments	(732)	750
Proceeds from asset sales	257	221

Net cash used in investing activities	(30,864)	(32,539)

Cash flows from financing activities:
Proceeds from issuance of senior convertible notes, net	195,147	—
Purchases of senior convertible notes	—	(48,553)
Repayment of convertible subordinated notes	(10,187)	—
Repayment of capital lease obligations	(9,809)	(17,959)
Purchases of common stock	(59,949)	(59,273)
Proceeds from exercises of common stock options	1,103	147

Net cash provided by (used in) financing activities	116,305	(125,638)

Effect of exchange rate changes on cash	308	(1,889)

Net increase (decreases) in cash and cash equivalents	134,379	(105,730)
Cash and cash equivalents, beginning of year	42,642	177,021

Cash and cash equivalents, end of year	$177,021	$71,291

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions.    The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  Numerous factors could cause or contribute to such differences.  Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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